Second Quarter 2026 Earnings Conference Call July 15, 2026 Exhibit 99.1

2 Cautionary Statement Regarding Forward-Looking and non-GAAP Financial Information Our earnings conference call presentation is not intended as a full business or financial review and should be viewed in the context of all of the information made available by PNC in its SEC filings and on our corporate website. The presentation contains forward-looking statements regarding our outlook for financial performance, such as earnings, revenues, expenses, tax rates, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting PNC and its future business and operations, including its sustainability strategy. Forward-looking statements are necessarily subject to numerous assumptions, risks and uncertainties, which change over time. The forward-looking statements in this presentation are qualified by the factors affecting forward- looking statements identified in the more detailed Cautionary Statement included in the Appendix. We provide greater detail regarding these as well as other factors in our most recent Form 10-K, any subsequent Form 10-Qs, and any other subsequent SEC filings. Our forward-looking statements may also be subject to risks and uncertainties including those we may discuss in this presentation or in our SEC filings. Future events or circumstances may change our outlook and may also affect the nature of the assumptions, risks and uncertainties to which our forward-looking statements are subject. Forward-looking statements in this presentation speak only as of the date of this presentation. We do not assume any duty and do not undertake any obligation to update those statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance. As a result, we caution against placing undue reliance on any forward-looking statements. We include non-GAAP financial information in this presentation. Reconciliations for such financial information may be found in our presentation, in these slides, including the Appendix, in other materials on our corporate website, and in our SEC filings. This information supplements our results as reported in accordance with GAAP and should not be viewed in isolation from, or as a substitute for, our GAAP results. We believe that this information and the related reconciliations may be useful to investors, analysts, regulators and others to help understand and evaluate our financial results, and with respect to adjusted metrics, because we believe they better reflect the ongoing financial results and trends of our businesses and increase comparability of period-to-period results. We may also use annualized, pro forma, estimated or third party numbers for illustrative or comparative purposes only. These may not reflect actual results. References to our corporate website are to www.pnc.com under “About - Investor Relations.” Our SEC filings are available both on our corporate website and on the SEC’s website at www.sec.gov. We include web addresses here as inactive textual references only. Information on these websites is not part of this presentation.

3 Delivered Strong Second Quarter 2026 Results Net Income of $2.1 billion, or $4.81 Diluted Earnings per Share (EPS)  Solid loan growth driven by new production and higher utilization  Record revenue, net interest income and fee income  Strong expense control; Generated positive operating leverage  Credit quality strengthened across all key indicators  Maintained strong capital position; Returned $1.3 billion to shareholders including $0.7 billion of dividends on common shares and $0.6 billion of share repurchases  Announced dividend increase of $0.30, or 18%, to $2.00 per common share, reflecting our continued financial strength Note: Comparison made to linked quarter unless otherwise noted. PPNR = Pretax, pre-provision earnings. For non-GAAP figures, see reconciliation in the appendix. $4.85 Adjusted Diluted EPS (non-GAAP) +4% Average Loan Growth +16% PPNR Growth (non-GAAP) 3% Positive Operating Leverage 2Q26 Financial Highlights +10% Fee Income Growth (non-GAAP)

4 Loan and Security Growth Drove Balance Sheet Expansion Balance Sheet Summary Linked Quarter Year over Year Average balances, $ billions 2Q26 $ % $ % Total loans $363.2 $12.3 4% $40.4 13% Investment securities $147.1 $2.6 2% $5.2 4% Federal Reserve Bank balances $29.9 $(1.9) (6)% $(0.9) (3)% Total deposits $457.0 $(1.3) - $34.0 8% Borrowed funds $78.9 $16.1 25% $13.6 21% Common shareholders’ equity $57.6 $0.2 - $6.9 14% Period end 6/30/26 3/31/26 LQ 6/30/25 YoY AOCI ($ billions) $(4.1) $(3.8) $(0.3) $(4.7) $0.6 Tangible book value per common share (non-GAAP) $111.09 $109.42 2% $103.96 7% Return on average tangible common equity (non-GAAP) 17.88% 15.66% 222 bps 15.55% 233 bps Basel III CET1 capital ratio 1 9.9% 10.1% (20) bps 10.5% (60) bps Note: YoY = year over year. LQ = linked quarter. AOCI = accumulated other comprehensive income (loss). For non-GAAP figures, see reconciliation in the appendix. Totals may not sum due to rounding. Footnotes are presented on slide 25.

5 Higher Loan Balances Driven by C&I Growth Note: YoY = year over year. LQ = linked quarter. C&I = commercial and industrial. CRE = commercial real estate. Totals may not sum due to rounding. Consolidated Average Loan Balances Average loans increased 4% LQ and 13% YoY Av er ag e ba la nc es , $ b ill io ns Consumer: (1)% LQ and +5% YoY C&I: +6% LQ and +17% YoY CRE: +2% LQ and +10% YoY Average Loan Roll-Forward $ bi lli on s 1Q26 C&I CRE Consumer 2Q26 $350.9 $12.4 $(0.7) $363.2$0.7 $99 $105 $104 $32 $34 $35 $192 $211 $224 $323 $351 $363 5.70% 5.50% 5.47% 2Q25 1Q26 2Q26 Consumer CRE C&I Total Loan Yield

$93 $99 $103 $330 $359 $354$423 $458 $457 2.24% 1.96% 1.91% 2Q25 1Q26 2Q26 NIB IB Rate Paid on Total IB 6 Deposit Balances Stable; NIB Deposits Grew 4%, Rate Paid Declined 5 bps Note: YoY = year-over-year. LQ = linked quarter. IB = interest-bearing deposits. NIB = noninterest-bearing deposits. Totals may not sum due to rounding. Consolidated Average Deposit Balances Av er ag e ba la nc es , $ b ill io ns Average Consumer Deposits $ bi lli on s Average Commercial Deposits $ bi lli on s $134 $155 $150 2Q25 1Q26 2Q26 $72 $74 $78 2Q25 1Q26 2Q26 Interest-Bearing Noninterest-Bearing $189 $202 $203 2Q25 1Q26 2Q26 $21 $25 $26 2Q25 1Q26 2Q26 Interest-Bearing Noninterest-Bearing IB Rate Paid (5) bps LQ and (33) bps YoY Total Deposits stable LQ and +8% YoY NIB Deposits +4% LQ and +11% YoY IB Deposits (2)% LQ and +7% YoY

Reported 2Q26 Integration Costs and Significant Items As Adjusted $ millions, except EPS 2Q26 Integration Costs Significant Items Net Impact 2Q26 (a) (b) (c) (d) = (b) + (c) (e) = (a) – (d) Net interest income $4,107 $4,107 Fee income (non-GAAP) 2,279 2,279 Other noninterest income 489 $(6) $224 ` $218 271 Total revenue $6,875 $(6) $224 $218 $6,657 Noninterest expense 4,098 121 140 261 3,837 PPNR (non-GAAP) $2,777 $(127) $84 $(43) $2,820 Provision for credit losses 191 191 Income taxes (benefit) 531 (26) (2) (28) 559 Net income $2,055 $(101) $86 $(15) $2,070 Diluted EPS $4.81 $(0.25) $0.21 $(0.04) $4.85 7 2Q26 Integration Costs and Significant Items Reduced Reported EPS by $0.04 Note: Tax impact of Significant Items reflects tax benefit of shares donated to the PNC Foundation. For non-GAAP figures, see reconciliation in the appendix and the financial highlights section of the earnings release. Significant Items Detail Other noninterest income: $224 • $448 gain on Visa shares exchange • $(85) Visa Class B-3 derivative fair value adjustments • $(139) securities restructuring − Sold ~$4 billion of securities; redeployed proceeds into securities with yields ~120 bps higher Noninterest expense: $140 • $140 PNC Foundation contribution $ in millions

8 Strong Operating Performance Delivered Double Digit PPNR and EPS Growth Income Statement Summary Note: 1Q26 noninterest income includes $(1) million of integration costs and 1Q26 noninterest expense includes $97 million of integration costs. For non-GAAP figures, see reconciliation in the appendix. Footnotes are presented in the appendix on slide 25. 2Q26 vs. 1Q26 2Q26 vs. 2Q25 $ millions except EPS 2Q26 $ % $ % Net interest income $4,107 $146 4% $552 16% Noninterest income 2,768 564 26% 662 31% Total revenue $6,875 $710 12% $1,214 21% Noninterest expense 4,098 330 9% 715 21% Pretax, pre-provision earnings (non-GAAP) $2,777 $380 16% $499 22% Provision for credit losses 191 (19) (9)% (63) (25)% Income taxes 531 116 28% 150 39% Net income $2,055 $283 16% $412 25% Diluted EPS $4.81 $0.68 16% $0.96 25% Adjusted EPS (non-GAAP) $4.85 $0.53 12% $1.00 26% Includes $(6) million of integration costs and $224 million of 2Q26 significant items Includes $121 million of integration costs and $140 million of 2Q26 significant items

9 Revenue Growth Across All Categories Reflects Strength of Franchise Note: 1Q26 noninterest income includes $(1) million of integration costs. NM = not meaningful. Net interest margin is calculated using taxable-equivalent net interest income, a non-GAAP measure. For non-GAAP figures, see reconciliation in the appendix. Detail of Noninterest IncomeTotal Revenue $3,555 $3,961 $4,107 $1,894 $2,079 $2,279 $489 $5,661 $6,165 2.80% 2.95% 2.96% 2Q25 1Q26 2Q26 $ m ill io ns Net Interest Income Net Interest Margin $6,875 Includes $(6) million of integration costs and $224 million of 2Q26 significant items 2Q26 vs. 1Q26 2Q26 vs. 2Q25 $ millions 2Q26 $ % $ % Asset management and brokerage $440 $20 5% $49 13% Capital markets and advisory 577 114 25% 256 80% Card and cash management 772 34 5% 35 5% Lending and deposit services 346 6 2% 29 9% Residential and commercial mortgage 144 26 22% 16 13% Fee income (non-GAAP) $2,279 $200 10% $385 20% Other noninterest income 489 364 NM 277 NM Noninterest income $2,768 $564 26% $662 31% Integration costs and 2Q significant items (218) (219) NM (218) NM Noninterest income, as adj. (non-GAAP) $2,550 $345 16% $444 21% Fee Income (non-GAAP) Other Noninterest Income $125 $212

2Q26 vs. 1Q26 2Q26 vs. 2Q25 $ millions 2Q26 $ % $ % Personnel $2,273 $167 8% $384 20% Occupancy 252 (10) (4)% 17 7% Equipment 435 20 5% 41 10% Marketing 110 23 26% 11 11% Other 1,028 130 14% 262 34% Total noninterest expense $4,098 $330 9% $715 21% Integration costs and 2Q significant items (261) (164) NM (261) NM Noninterest expense, as adj. (non-GAAP) $3,837 $166 5% $454 13% 10 Expenses Remain Well-Controlled and Aligned with Business Activity Note: 1Q26 noninterest expense includes $97 million of integration costs. NM = not meaningful. For non-GAAP figures, see reconciliation in the appendix. Detail of Noninterest ExpenseNoninterest Expense $ m ill io ns $3,383 $3,671 $3,837 $3,383 $3,768 $4,098 2Q25 1Q26 2Q26 Noninterest expense, as adj. (non-GAAP) $261 $97 Integration Costs and 2Q Significant Items

$102 $120 $129 $96 $133 $97 $198 $253 $226 2Q25 1Q26 2Q26 11 Strong Credit Quality Note: Footnotes are presented on slide 25. Nonperforming Loans (NPLs) Net Loan Charge-Offs (NCOs) Credit Quality Metrics $1,251 $1,380 $1,149 $857 $863 $878 $2,108 $2,243 $2,027 6/30/25 3/31/26 6/30/26 $362 $509 $336 $941 $1,049 $1,100 $1,303 $1,558 $1,436 6/30/25 3/31/26 6/30/26 $ m ill io ns $ m ill io ns 2Q25 1Q26 2Q26 NPLs / Total Loans (Period end) 0.65% 0.62% 0.55% Delinquencies / Total Loans1 (Period end) 0.40% 0.43% 0.39% NCOs / Average Loans2 0.25% 0.29% 0.25% Allowance for Credit Losses to Total Loans 1.62% 1.52% 1.48% Commercial Consumer Delinquencies1 $ m ill io ns Commercial Consumer Commercial Consumer Includes $45m of acquired loan NCOs

Previous FY26 Guidance Current FY26 Guidance1,2,3 Average loans: (FY25 baseline: $323.4 billion) Up ~ 11% Up ~12.5% Net interest income: (FY25 baseline: $14,410 million) Up ~ 14.5% Up 15% - 15.5% Noninterest income: (FY25 baseline: $8,689 million) Up ~ 6% Up ~9% Total revenue: (FY25 baseline: $23,099 million) Up ~ 11% Up ~13% Noninterest expense: (FY25 baseline: $13,834 million) Up ~ 7% Up ~8.5% Effective tax rate: (FY25: 17.5%) ~ 19.5% ~ 19.5% 12 Full Year 2026 Outlook Note: Refer to Cautionary Statement in the Appendix, including economic and other assumptions. Does not take into account impact of potential legal and regulatory contingencies. Footnotes are presented on slide 25. Excludes integration costs of ~$325 million and $140 million contribution to the PNC Foundation Excludes integration costs and $224 million of 2Q26 significant items

13 Third Quarter 2026 Outlook Note: Refer to Cautionary Statement in the Appendix, including economic and other assumptions. Does not take into account impact of potential legal and regulatory contingencies. For non-GAAP figures, see reconciliation in the appendix. Footnotes are presented on slide 25. Third Quarter 2026 Guidance1,2,3 Average loans: (2Q26 baseline: $363.2 billion) Up 1% - 2% Net interest income: (2Q26 baseline: $4,107 million) Up 3% - 3.5% Fee income (non-GAAP): (2Q26 baseline: $2,279 million) Down 5% - 5.5% Other noninterest income: (2Q26: $489 million) $150 to $200 million Noninterest expense, as adjusted (non-GAAP): (2Q26 baseline: $3,837 million) Down 2% - 3% Net charge-offs: (2Q26: $226 million) ~$225 million

14 Appendix: Cautionary Statement Regarding Forward-Looking Information We make statements in this presentation, and we may from time to time make other statements, regarding our outlook for financial performance, such as earnings, revenues, expenses, tax rates, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting us and our future business and operations, including our sustainability strategy, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as “believe,” “plan,” “expect,” “anticipate,” “see,” “look,” “intend,” “outlook,” “project,” “forecast,” “estimate,” “goal,” “will,” “should” and other similar words and expressions. Forward-looking statements are necessarily subject to numerous assumptions, risks and uncertainties, which change over time. Future events or circumstances may change our outlook and may also affect the nature of the assumptions, risks and uncertainties to which our forward-looking statements are subject. Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake any obligation to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance. As a result, we caution against placing undue reliance on any forward-looking statements. Our forward-looking statements are subject to the following principal risks and uncertainties.  Our businesses, financial results and balance sheet values are affected by business and economic conditions, including: − Changes in interest rates and valuations in debt, equity and other financial markets, − Disruptions in the U.S. and global financial markets, − Actions by the Federal Reserve Board, U.S. Treasury and other government agencies, including those that impact money supply, market interest rates and inflation, − Changes in customer behavior due to changing business and economic conditions or legislative or regulatory initiatives, − Changes in customers', suppliers' and other counterparties' performance and creditworthiness, − Impacts of sanctions, tariffs and other trade policies of the U.S. and its global trading partners, − Impacts of changes in federal, state and local governmental policy, including on the regulatory landscape, capital markets, taxes, infrastructure spending and social programs, − Our ability to attract, recruit and retain skilled employees, and − Commodity price volatility.

15 Appendix: Cautionary Statement Regarding Forward-Looking Information  Our forward-looking financial statements are subject to the risk that economic and financial market conditions will be substantially different than those we are currently expecting. These statements are based on our views that: − PNC’s baseline forecast remains for continued expansion in 2026, with economic growth expected to remain resilient despite oil prices that are up from early 2026, supported by strong AI-related capex, tax refunds, and an improving labor market. We expect real GDP growth of 2.1% in 2026, with continued modest job gains and the unemployment rate holding roughly steady, ending the year at around 4.3%. Inflation risks have eased somewhat but we still expect inflation to remain elevated, with CPI inflation staying above 3% through year-end. Risks to our growth and inflation outlook include a sudden reversal in AI-related sentiment, which would have knock-on effects on both capex and wealth-driven consumer spending, as well as any further sharp rise in oil prices. − Our baseline forecast is for the Federal Reserve to keep the federal funds rate unchanged throughout 2026 and into 2027, in a range between 3.50% and 3.75%. However, risks remain skewed toward tighter monetary policy given persistent above-target inflation and inflationary pressures from higher energy prices and continued strength in capital spending.  PNC's ability to take certain capital actions, including returning capital to shareholders, is subject to PNC meeting or exceeding minimum capital levels, including a stress capital buffer established by the Federal Reserve Board in connection with the Federal Reserve Board's Comprehensive Capital Analysis and Review (CCAR) process.  PNC's regulatory capital ratios in the future will depend on, among other things, PNC's financial performance, the scope and terms of final capital regulations then in effect and management actions affecting the composition of PNC's balance sheet. In addition, PNC's ability to determine, evaluate and forecast regulatory capital ratios, and to take actions (such as capital distributions) based on actual or forecasted capital ratios, will be dependent at least in part on the development, validation and regulatory review of related models and the reliability of and risks resulting from extensive use of such models.  Legal and regulatory developments could have an impact on our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain employees. These developments could include: − Changes to laws and regulations, including changes affecting oversight of the financial services industry, changes in the enforcement and interpretation of such laws and regulations, and changes in accounting and reporting standards. − Unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries resulting in monetary losses, costs, or alterations in our business practices, and potentially causing reputational harm to PNC. − Results of the regulatory examination and supervision process, including our failure to satisfy requirements of agreements with governmental agencies. − Costs associated with obtaining rights in intellectual property claimed by others and of adequacy of our intellectual property protection in general.

16 Appendix: Cautionary Statement Regarding Forward-Looking Information  Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of systems and controls, third-party insurance, derivatives, and capital management techniques, and to meet evolving regulatory capital and liquidity standards.  Our reputation and business and operating results may be affected by our ability to appropriately meet or address environmental, social or governance targets, goals, commitments or concerns that may arise.  We grow our business in part through acquisitions and new strategic initiatives. Risks and uncertainties include those presented by the nature of the business acquired and strategic initiative, including in some cases those associated with our entry into new businesses or new geographic or other markets and risks resulting from our inexperience in those new areas, as well as risks and uncertainties related to the acquisition transactions themselves, regulatory issues, the integration of the acquired businesses into PNC after closing or any failure to execute strategic or operational plans.  Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.  Business and operating results can also be affected by widespread manmade, natural and other disasters (including severe weather events), health emergencies, dislocations, geopolitical instabilities or events, terrorist activities, system failures or disruptions, security breaches, cyberattacks, international hostilities, or other extraordinary events beyond PNC's control through impacts on the economy and financial markets generally or on us or our counterparties, customers or third-party vendors and service providers specifically. We provide greater detail regarding these as well as other factors in our most recent Form 10-K and in any subsequent Form 10-Qs, including in the Risk Factors and Risk Management sections and the Legal Proceedings and Commitments Notes of the Notes to Consolidated Financial Statements in those reports, and in our other subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release or in our SEC filings, accessible on the SEC's website at www.sec.gov and on our corporate website at www.pnc.com/secfilings. We have included these web addresses as inactive textual references only. Information on these websites is not part of this document.

$40 $65 $63 $16 $13 $16 $56 $78 $78 3.62% 3.61% 3.76% 6/30/25 3/31/26 6/30/26 Active Forward Starting Active Receive Fixed Rate 17 Appendix: Receive Fixed Swaps and Portfolio Runoff Note: Totals may not sum due to rounding. Footnotes are presented on slide 25. Cumulative Projected Runoff2 19% of securities and swap portfolio projected to runoff through 2027 (4)% (6)% (8)% (11)% (14)% (19)% $(50) $(40) $(30) $(20) $(10) $- 3Q26 4Q26 1Q27 2Q27 3Q27 4Q27 Securities Receive Fixed Swaps $ bi lli on s Receive Fixed Swaps 1 Sp ot n ot io na l; $ bi lli on s

18 Appendix: Non-GAAP to GAAP Reconciliation Fee Income (non-GAAP) For the three months ended For the six months ended $ millions Jun. 30, 2026 Mar. 31, 2026 Jun. 30, 2025 Jun. 30, 2026 Jun. 30, 2025 Noninterest income Asset management and brokerage $440 $420 $391 $860 $782 Capital markets and advisory 577 463 321 1,040 627 Card and cash management 772 738 737 1,510 1,429 Lending and deposit services 346 340 317 686 633 Residential and commercial mortgage 144 118 128 262 262 Fee income (non-GAAP) $2,279 $2,079 $1,894 $4,358 $3,733 Other income 489 125 212 614 349 Total noninterest income $2,768 $2,204 $2,106 $4,972 $4,082 Fee income is a non-GAAP measure and is comprised of noninterest income in the following categories: asset management and brokerage, capital markets and advisory, card and cash management, lending and deposit services, and residential and commercial mortgage. We believe this non-GAAP measure serves as a useful tool for comparison of noninterest income related to fees.

Appendix: **Non-GAAP to GAAP Reconciliation**

Financial Metrics Adjusted for Integration Costs and 2Q26 Significant Items

	For the three months ended June 30, 2026			For the three months ended March 31, 2026		
$ millions	Reported (a)	Integration Costs & Significant Items (b)	As Adjusted, non-GAAP (c) = (a) – (b)	Reported (a)	Integration Costs (b)	As Adjusted, non-GAAP (c) = (a) – (b)
Net interest income	$4,107	-	$4,107	$3,961	-	$3,961
Fee income *(non-GAAP)*	2,279	-	2,279	2,079	-	2,079
Other noninterest income	489	218	271	125	(1)	126
Total noninterest income	2,768	218	2,550	2,204	(1)	2,205
Total revenue	$6,875	$218	$6,657	$6,165	$(1)	$6,166
Total noninterest expense	$4,098	$261	$3,837	$3,768	$97	$3,671
PPNR *(non-GAAP)*	$2,777	$(43)	$2,820	$2,397	$(98)	$2,495
Provision for credit losses	191	-	191	210	-	210
Income taxes (benefit)	531	(28)	559	415	(21)	436
Net income	2,055	(15)	$2,070	$1,772	(77)	$1,849
Diluted EPS	$4.81	$(0.04)	$4.85	$4.13	$(0.19)	$4.32

We believe that pretax, pre-provision earnings is a useful tool to help evaluate the ability to provide for credit costs through operations and provides an additional basis to compare results between periods by isolating the impact of provision for (recapture of) credit losses, which can vary significantly between periods. Noninterest expense excluding integration costs and 2Q26 significant items is a non-GAAP measure and is based on adjusting noninterest expense to exclude integration costs related to the FirstBank acquisition and 2Q26 significant items during the period. Noninterest income excluding integration costs and 2Q26 significant items is a non-GAAP measure and is based on adjusting noninterest income to exclude integration costs related to the FirstBank acquisition and 2Q26 significant items during the period. The adjusted diluted earnings per common share excluding integration costs and 2Q26 significant items is a non-GAAP measure and excludes integration costs related to the FirstBank acquisition and 2Q26 significant items during the period. It is calculated based on adjusting net income attributable to diluted common shareholders by removing post-tax effects of integration costs and 2Q26 significant items in the period. We believe these non-GAAP measures to be a useful tool for comparison of operating expenses incurred and noninterest income earned during the normal course of business. The exclusion of integration costs and 2Q26 significant items increases comparability across periods, demonstrates the impact of significant items and provides a useful measure for determining PNC's expenses that are core to our business operations and expected to recur over time.

PNC

19

20 Appendix: Non-GAAP to GAAP Reconciliation Taxable-Equivalent Net Interest Income (non-GAAP) The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest income, we use interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under GAAP. Taxable-equivalent net interest income is only used for calculating net interest margin. Net interest income shown elsewhere in this presentation is GAAP net interest income. For the three months ended For the six months ended $ millions Jun. 30, 2026 Mar. 31, 2026 Jun. 30, 2025 Jun. 30, 2026 Jun. 30, 2025 Net interest income $4,107 $3,961 $3,555 $8,068 $7,031 Taxable-equivalent adjustments 27 29 28 56 56 Taxable-Equivalent net interest income (non-GAAP) $4,134 $3,990 $3,583 $8,124 $7,087

21 Appendix: Non-GAAP to GAAP Reconciliation Tangible Book Value per Common Share (non-GAAP) Tangible book value per common share is a non-GAAP measure and is calculated based on tangible common shareholders' equity divided by period-end common shares outstanding. We believe this non-GAAP measure serves as a useful tool to help evaluate the strength and discipline of a company’s capital management strategies and as an additional, conservative measure of total company value. For the three months ended $ millions, except per share data Jun. 30, 2026 Mar. 31, 2026 Jun. 30, 2025 Book value per common share $145.52 $143.65 $131.61 Tangible book value per common share Common shareholders’ equity $58,131 $57,752 $51,854 Goodwill and other intangible assets (14,161) (14,174) (11,137) Deferred tax liabilities on goodwill and other intangible assets 408 416 242 Tangible common shareholders’ equity $44,378 $43,994 $40,959 Period end common shares outstanding (in millions) 399 402 394 Tangible Book Value per Common Share (non-GAAP) $111.09 $109.42 $103.96

22 Appendix: Non-GAAP to GAAP Reconciliation Tangible Common Equity Ratio (non-GAAP) Tangible common equity ratio is a non-GAAP measure and is calculated based on tangible common shareholders’ equity divided by tangible assets. We believe this non-GAAP measure to be a key financial metric in assessing capital adequacy. For the three months ended $ millions Jun. 30, 2026 Mar. 31, 2026 Jun. 30, 2025 Tangible common shareholders’ equity Common shareholders’ equity $58,131 $57,752 $51,854 Goodwill and other intangible assets (14,161) (14,174) (11,137) Deferred tax liabilities and other intangible assets 408 416 242 Tangible common shareholders’ equity $44,378 $43,994 $40,959 Tangible assets Total assets $616,034 $603,028 $559,107 Goodwill and other intangible assets (14,161) (14,174) (11,137) Deferred tax liabilities on goodwill and other intangible assets 408 416 242 Tangible assets $602,281 $589,270 $548,212 Tangible common equity ratio (non-GAAP) 7.37% 7.47% 7.47%

23 Appendix: Non-GAAP to GAAP Reconciliation Return On Average Tangible Common Equity (non-GAAP) Return on average tangible common equity is a non-GAAP financial measure and is calculated based on annualized net income attributable to common shareholders divided by tangible common equity. We believe that return on average tangible common equity is useful as a tool to help measure and assess a company's use of common equity. For the three months ended $ millions Jun. 30, 2026 Mar. 31, 2026 Jun. 30, 2025 Return on average common shareholders’ equity 13.61% 11.92% 12.20% Average common shareholders’ equity $57,556 $57,382 $50,676 Average goodwill and other intangible assets (14,162) (14,056) (11,145) Average deferred tax liabilities on goodwill and other intangible assets 412 327 241 Average tangible common shareholders’ equity $43,806 $43,653 $39,772 Net income attributable to common shareholders $1,953 $1,686 $1,542 Net income attributable to common shareholders, annualized $7,833 $6,838 $6,185 Return on average tangible common equity (non-GAAP) 17.88% 15.66% 15.55%

24 Appendix: Preferred Dividends Preferred Dividends The above represents our current estimate for preferred dividends in 2026 for currently outstanding series as of July 15, 2026. This estimate is based on the forward curve as of June 30, 2026, and assumes that current preferred stock remains outstanding. Totals may not sum due to rounding. For the three months ended For the year ended $ millions Mar. 31, 2026 Jun. 30, 2026 Sep. 30, 2026 Dec. 31, 2026 Dec. 31, 2026 Preferred dividends $73 $86 $73 $99 $330

25 Earnings Presentation Footnotes Slide 4 – Loan and Security Growth Drive Balance Sheet Expansion 1. Basel III common equity Tier (CET) 1 capital ratio – 6/30/26 ratio as used in this presentation is estimated. Details of the calculation are in the financial highlights section of the earnings release. Slide 11 – Strong Credit Quality 1. Delinquencies represent accruing loans past due 30 days or more. Delinquencies to Total Loans represent delinquencies divided by period end loans. 2. Net loan charge-offs (NCOs) / Average Loans represent annualized net loan charge-offs to average loans for the three months ended. Slide 12 – Full Year 2026 Outlook 1. Average loans, net interest income, noninterest income, total revenue and noninterest expense outlooks represent estimated percentage change for 2026 compared to the respective 2025 figures presented in the table. 2. The 2026 guidance for noninterest income and total revenue does not forecast net securities gains or losses and activities related to Visa Class B common shares and excludes integration costs, $7 million of which was recognized in the first half of 2026, as well as $224 million of 2Q significant items ($448 gain on Visa exchange, $(85) million Visa Class B-3 derivative adjustment, and $139 million of securities losses). Including the impact of integration expenses incurred to date of $7 million and 2Q26 significant items of $224, our GAAP noninterest income guidance equates to up ~11% and our GAAP total revenue guidance equates to up ~14%. 3. The 2026 guidance for noninterest expense excludes our expectation for non-recurring merger and integration expenses of approximately $325 million, $218 million of which was recognized in the first half of 2026, and 2Q26 significant items of $140 million (PNC Foundation contribution). Including the impact of integration expenses incurred to date of $218 million and 2Q26 significant items of $140 million, our GAAP noninterest expense guidance equates to up ~11%. Slide 13 – Third Quarter 2026 Outlook 1. Average loans, net interest income, fee income, and noninterest expense as adjusted outlooks represent estimated percentage change for 3Q26 compared to the respective 2Q26 figures presented in the table. 2. The 3Q26 guidance range for other noninterest income does not forecast net securities gains or losses and activities related to Visa Class B common shares. 3. Noninterest expense, as adjusted (non-GAAP) – See Reconciliation in the Appendix. 2Q26 noninterest expense, as adjusted excludes the pretax impact of integration costs ($121 million in 2Q26) and 2Q26 Significant Items ($140 million in 2Q26). The 3Q26 guidance range for noninterest expense, as adjusted excludes our expectation for non-recurring merger and integration costs of approximately $50 million for 3Q26. Slide 17 – Appendix: Receive Fixed Swaps and Portfolio Runoff 1. As of 6/30/26, the receive fixed rate on forward starting swaps was 3.70% and the receive fixed rate on the total swap portfolio, including active and forward starting swaps, was 3.75% 2. Cumulative projected runoff calculated along market implied forward interest rates as of 6/30/26, and capture scheduled principal payments, contractual maturities, and projected prepayments using internally validated models / assumptions. This represents our portfolio as of 6/30/26 and does not reflect future changes in composition of the securities portfolio.